Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports First Quarter Results

Completes Acquisition of Datacom’s Asia Contact Center Operations

Guides Adjusted EPS Growth to Exceed 15 Percent in 2013

(Cincinnati; April 30, 2013) — Convergys Corporation (NYSE: CVG), a global leader in customer management, today announced its financial results for the first quarter of 2013.

The Company also announced that it completed the acquisition of Datacom’s Asia contact center operations, finalizing an agreement first announced on April 3, 2013.

First Quarter Summary

•	Revenue of $494 million, compared with $498 million in the prior year;

•	GAAP EPS from continuing operations of $0.27, compared with adjusted EPS from continuing operations of $0.22 in the prior year;

•	EBITDA of $61 million, up four percent compared with adjusted EBITDA of $59 million in the prior year;

•	Repurchased 2.1 million Convergys shares for $35 million, or $16.65 per share;

•	$603 million cash and short term investments on balance sheet at quarter end;

•	Acquisition of Datacom Southeast Asia contact centers completed April 30;

•	Revised 2013 guidance includes adjusted EPS growth to exceed 15 percent.

“We performed well in the first quarter exceeding earnings expectations, and we also experienced strong new business signings,” said Andrea Ayers, president and CEO. “Broad-based growth with existing and new clients nearly offset expected headwinds from legacy technology migrations and client volume fluctuations in the quarter. Our investment in quality service delivery, global capacity and sales success is driving solid execution, and we continue to anticipate revenue growth and profit improvement for the full year.”

Ayers added, “A strong balance sheet is enabling our selective pursuit of strategic growth which was evidenced by our acquisition of Datacom’s Southeast Asia contact center business. We also continued to return capital to shareholders, declaring a $6 million dividend and repurchasing $35 million of stock.”

First Quarter Results – Continuing Operations

Revenue – Revenue was $494 million, compared with $498 million in the same period last year.

Operating Income – Operating income was $37 million, a four percent increase compared with adjusted operating income of $35 million in the same period last year. Prior year GAAP operating income was $29 million including $6 million of Information Management-related costs that did not meet the criteria for presentation as discontinued operations.

EBITDA – EBITDA was $61 million, a four percent increase compared with adjusted EBITDA of $59 million in the same period last year.

Net Income – Net income from continuing operations was $30 million, or $0.27 per diluted share, compared with adjusted net income from continuing operations of $26 million, or $0.22 per diluted share, in the same period last year. Prior year GAAP net income from continuing operations was $21 million, or $0.18 per share, including the Information Management-related costs discussed above.

Share Repurchase – Convergys repurchased 2.1 million shares in the first quarter at a cost of $35 million. To date in the second quarter the Company has repurchased 1.5 million shares at a cost of $24 million. The remaining authorization to purchase outstanding shares is $193 million.

Quarterly Dividend – Convergys paid its quarterly dividend of $0.06 per share in April to holders of record at the close of business on March 22, 2013. The next dividend payment is scheduled to be made on July 5, 2013, to shareholders of record at the close of business on June 21, 2013.

Free Cash Flow – Free cash flow was $11 million, compared with net use of $8 million in the same period last year.

Net Cash and Short Term Investments – At March 31, 2013, cash and short term investments were $603 million, debt maturing in one year was $1 million and long term debt was $60 million. Net cash and short term investments totaled $542 million at March 31, 2013, compared with $578 million at December 31, 2012, and $310 million at the end of the first quarter last year.

Reconciliation tables of GAAP to non-GAAP results are attached.

2013 Business Outlook

Convergys expects revenue growth and profit improvement for the full year 2013 compared with 2012 adjusted results. Updated expectations including the impact of shares repurchased through April and the expected contribution from the acquisition of the Southeast Asia contact centers are:

•	Revenue to exceed $2,055 million, revised from prior guidance to exceed $2,045 million;

•	Adjusted EBITDA to exceed $248 million, improved from prior guidance to exceed $245 million;

•	Diluted shares outstanding to approximate 109 million, reduced from prior guidance of 112 million shares;

•	Adjusted EPS to exceed $1.05, improving from prior guidance to exceed $1.00.

The Company expects second-half 2013 results to exceed first-half 2013 results.

Not included in this guidance is the impact of any future strategic acquisitions or share repurchase activities. Also not included in this guidance are results classified within discontinued operations related to the sale of the Information Management business as well as other impacts from corporate simplification actions initiated in prior years. These impacts may include completion of real estate transactions and non-cash pension settlement charges.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our inability to protect personally identifiable data against unauthorized access or unintended release; (iv) our inability to maintain and upgrade our technology and network equipment in a timely manner; (v) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vi) the failure to meet expectations regarding the tax treatment of the Information Management transaction; (vii) higher than expected costs of providing transition services and other support to the Information Management business and (viii) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses 2012 operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding asset impairment charges, corporate restructuring costs, certain Information Management-related costs, interest expense for debt reduction, net non-cash post-employment benefit plan charges, and tax benefits from certain discrete and other adjustments.

These charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share from continuing operations excluding the items above, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses the non-GAAP metric free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the Company’s balance sheet, to repurchase the Company’s stock, and to repay the Company’s debt obligations. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Fourth Quarter Financial Results webcast presentation at 8:30 a.m., Eastern time, Wednesday, May 1. It will feature its President and CEO Andrea Ayers and CFO Andre Valentine. The webcast presentation will take place live and will then be available for replay at this link - http://tinyurl.com/1Q13ConferenceCall. This link will replay the webcast presentation through June 1. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “Company,” then “Investor Relations,” then “Events and Webcasts.”

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About Convergys

As a leader in customer management for over 30 years, Convergys Corporation (NYSE: CVG) is uniquely focused on helping companies find new ways to enhance the value of their customer relationships and deliver consistent customer experiences across all channels and geographies. Every day, our nearly 76,000 employees help our clients balance the demands of increasing revenue, improving customer satisfaction, and reducing overall cost using an optimal mix of agent, technology, and analytics solutions. Our actionable insight stems from handling billions of customer interactions annually for our clients. Visit www.convergys.com to learn more.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Mar 31,		%
(In millions except per share amounts)	2013	2012	Change
Revenues:
Communications	292.8	295.2	(1)
Technology	44.6	41.8	7
Financial Services	46.1	52.6	(12)
Other	110.0	107.9	2

Total Revenues	$493.5	$497.5	(1)
Costs and Expenses:
Cost of Providing Services and Products Sold	318.2	317.7	0
Selling, General and Administrative	114.6	124.7	(8)
Research and Development Costs	2.1	3.9	(46)
Depreciation	20.9	20.3	3
Amortization	1.2	1.9	(37)

Total Costs and Expenses	457.0	468.5	(2)

Operating Income	36.5	29.0	26
Other Income, net	2.3	1.4	64
Interest Expense	(2.9)	(3.6)	(19)

Income Before Income Taxes and Discontinued Operations	35.9	26.8	34
Income Tax Expense	5.7	5.4	6

Income from Continuing Operations, net of tax	30.2	21.4	41
(Loss) Income from Discontinued Operations, net of tax (benefit) expense of ($2.9) and $3.0, respectively	(5.1)	4.7	NM

Net Income	$25.1	$26.1	(4)

Basic Earnings Per Common Share
Continuing Operations	$0.28	$0.19
Discontinued Operations	$(0.04)	$0.04

Net Basic Earnings Per Common Share	$0.24	$0.23

Diluted Earnings Per Common Share
Continuing Operations	$0.27	$0.18
Discontinued Operations	$(0.04)	$0.04

Net Diluted Earnings Per Common Share	$0.23	$0.22

Weighted Average Common Shares Outstanding
Basic	105.7	115.9
Diluted	110.3	118.9
Market Price Per Share
High	$17.05	$14.23
Low	$15.05	$12.13
Close	$17.03	$13.35

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months Ended Mar 31,
	2013	2012
Revenue	$493.5	$497.5
Operating income as reported under U.S. GAAP	$36.5	$29.0
Operating Margin	7.4%	5.8%
Information Management costs not qualifying as Discontinued Operations (a)	—	6.0

Adjusted operating income (a non-GAAP measure)	$36.5	$35.0

Adjusted Operating Margin	7.4%	7.0%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$35.9	$26.8
Operating charges above	—	6.0

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$35.9	$32.8

Income from continuing operations, net of tax, as reported under U.S. GAAP	$30.2	$21.4
Total operating charges from above, net of tax	—	4.8

Adjusted net income from continuing operations (a non-GAAP measure)	$30.2	$26.2

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.27	$0.18
Net impact of total charges included in continuing operations	—	0.04

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.27	$0.22

(a)	In March 2012, the Company signed a definitive agreement to sell the Information Management business and the sale substantially closed in May 2012. The results of operations of this business met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented. Certain costs previously allocated to the Information Management business do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $6.0 of these costs, which previously would have been presented within the Information Management segment, within continuing operations for the three months ended March 31, 2012.

Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months
	Ended Mar 31,		%
(In millions)	2013	2012	Change
Income from Continuing Operations, net of tax	$30.2	$21.4	41
Depreciation and Amortization	22.1	22.2	(0)
Interest expense	2.9	3.6	(19)
Income tax expense	5.7	5.4	6

EBITDA (a non-GAAP measure)	$60.9	$52.6	16
Information Management costs not qualifying as Discontinued Operations	—	6.0	NM

Adjusted EBITDA (a non-GAAP measure)	$60.9	$58.6	4

EBITDA Margin	12.3%	10.6%
Adjusted EBITDA Margin	12.3%	11.8%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	Mar. 31,	Dec. 31,
(In millions)	2013	2012
Assets
Cash and Cash Equivalents	$525.0	$554.7
Short Term Investments	78.0	83.8
Receivables—Net	325.7	319.8
Other Current Assets	109.6	107.7
Current Assets—Held for Sale	35.2	34.6
Property and Equipment—Net	268.4	279.2
Other Assets	652.2	658.1

Total Assets	$1,994.1	$2,037.9

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$0.8	$0.7
Other Current Liabilities	260.7	285.8
Other Liabilities	321.2	319.6
Long-Term Debt	59.8	59.9
Common Shareholders’ Equity	1,351.6	1,371.9

Total Liabilities and Shareholders’ Equity	$1,994.1	$2,037.9

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months
	Ended Mar 31,
(In millions)	2013		2012
Net cash provided by operating activities	$22.7		$11.9
Net cash used in investing activities	(12.6	)(a)	(20.0	)(a)
Net cash used in financing activities	(39.8)		(3.2)

Net decrease in cash	$(29.7)		$(11.3)

(a)	Includes $12.1 and $20.0 of capital expenditures, net of proceeds for disposals, for the three months ended March 31, 2013 and 2012, respectively.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Mar 31,
(In millions)	2013	2012
Net cash provided by operating activities	$22.7	$11.9
Capital expenditures, net	(12.1)	(20.0)

Free cash flow (a non-GAAP measure)	$10.6	$(8.1)

Management uses free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.